QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 14, 2008

Registration No. 001-34108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Digimarc Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2828185 (I.R.S. Employer Identification No.)
9405 SW Gemini Drive Beaverton, Oregon (Address of principal executive offices)	97008 (Zip Code)

Registrant's telephone number, including area code:
(503) 469-4800

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

        Our information statement is filed on Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item 1.    Business

        The information required by this item is contained under the sections "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Digimarc Corporation" of the information statement, which sections are incorporated herein by reference.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the information statement, which section is incorporated herein by reference.

Item 2.    Financial Information

        The information required by this item is contained under the sections "Selected Historical Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the information statement, which sections are incorporated herein by reference.

Item 3.    Properties

        The information required by this item is contained under the section "Business of Digimarc Corporation—Properties and Facilities" of the information statement, which section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the information statement, which section is incorporated herein by reference.

Item 5.    Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the information statement, which section is incorporated herein by reference.

Item 6.    Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the information statement, which section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Our Relationship with Old Digimarc after the Spin-Off" and "Management" of the information statement, which sections are incorporated herein by reference.

Item 8.    Legal Proceedings

        The information required by this item is contained under the section "Business of Digimarc Corporation—Legal Proceedings" of the information statement, which section is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Summary," "The Spin-Off," "Dividend Policy," "Capitalization," "Management" and "Description of Our Capital Stock" of the information statement, which sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities

        Not applicable.

Item 11.    Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Our Capital Stock" of the information statement, which section is incorporated herein by reference.

Item 12.    Indemnification of Officers and Directors

        The information required by this item is contained under the section "Limitation of Liability and Indemnification of Directors and Officers" of the information statement, which section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Summary," "Pro Forma Financial Information," "Selected Historical Financial Information" and "Financial Statements" of the information statement, which sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15.    Financial Statements and Exhibits

        (a)    Financial Statements.    The information required by this item is contained under the section "Index to Financial Statements" beginning on page F-1 of the information statement, which section is incorporated herein by reference.

        (b)    Exhibits.    The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Separation Agreement among DMRC Corporation, DMRC LLC, Digimarc Corporation and, with respect to certain sections, L-1 Identity Solutions, Inc.(2)†
3.1	Restated Certificate of Incorporation of Digimarc Corporation(2)
3.2	Amended and Restated Bylaws of Digimarc Corporation(2)
4.1	Specimen common stock certificate of DMRC Corporation(2)
4.2	Rights Agreement, dated July 31, 2008, between DMRC Corporation and Computershare Trust Company, N.A. as Rights Agent(2)
4.3	Form of Certificate of Designation of Series R Preferred Stock (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)(2)
4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)(2)
10.1	Transition Services Agreement between DMRC Corporation and Digimarc Corporation(1)(3)
10.2	License Agreement between DMRC Corporation and L-1 Identity Solutions Operating Company(2)(3)
10.3	Agreement, dated as of October 1, 2007, between Digimarc Corporation and The Nielsen Company(1)(3)
10.4	Counterfeit Deterrence System Development and License Agreement, dated as of January 1, 1999, between Digimarc Corporation and the Bank for International Settlements(1)(3)
*10.5	Form of Indemnification Agreement between DMRC Corporation and each of its executive officers and directors(2)
*10.6
Form of Indemnification Agreement between Digimarc Corporation and each of its executive officers and directors (incorporated by reference to Exhibit 10.19 to Digimarc Corporation's Annual Report on Form 10-K, as filed by Digimarc Corporation with the Securities and Exchange Commission on March 13, 2006 (File No. 000-28317))
*10.7
Employment Agreement, dated as of July 16, 2001, between Digimarc Corporation and Bruce Davis (incorporated by reference to Exhibit 10.1 to Digimarc Corporation's Quarterly Report on Form 10-Q, as filed by Digimarc Corporation with the Securities and Exchange Commission on May 15, 2003 (File No. 000-28317))
*10.8
Form of Change of Control Retention Agreement entered into by and between Digimarc Corporation and each of Messrs. McConnell, Chamness and Stager (incorporated by reference to Exhibit 10.1 to Digimarc Corporation's Current Report on Form 8-K, as filed by Digimarc Corporation with the Securities and Exchange Commission on January 4, 2007 (File No. 000-28317))
*10.9	DMRC Corporation 2008 Incentive Plan(2)
*10.10	Equity Compensation Program for Nonemployee Directors Under the DMRC Corporation 2008 Incentive Plan(2)
99.1	Information Statement of Digimarc Corporation(1)

*
Management contract or compensatory plan or arrangement.

†
The Separation Agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The

  Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

(1)
Filed herewith.

(2)
Previously filed.

(3)
Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this exhibit have been separately filed with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 14, 2008

DIGIMARC CORPORATION
By:	/s/ BRUCE DAVIS Bruce Davis Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Separation Agreement among DMRC Corporation, DMRC LLC, Digimarc Corporation and, with respect to certain sections, L-1 Identity Solutions, Inc.(2)†
3.1	Restated Certificate of Incorporation of Digimarc Corporation(2)
3.2	Amended and Restated Bylaws of Digimarc Corporation(2)
4.1	Specimen common stock certificate of DMRC Corporation(2)
4.2	Rights Agreement, dated July 31, 2008, between DMRC Corporation and Computershare Trust Company, N.A. as Rights Agent(2)
4.3	Form of Certificate of Designation of Series R Preferred Stock (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)(2)
4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)(2)
10.1	Transition Services Agreement between DMRC Corporation and Digimarc Corporation(1)(3)
10.2	License Agreement between DMRC Corporation and L-1 Identity Solutions Operating Company(2)(3)
10.3	Agreement, dated as of October 1, 2007, between Digimarc Corporation and The Nielsen Company(1)(3)
10.4	Counterfeit Deterrence System Development and License Agreement, dated as of January 1, 1999, between Digimarc Corporation and the Bank for International Settlements(1)(3)
*10.5	Form of Indemnification Agreement between DMRC Corporation and each of its executive officers and directors(2)
*10.6
Form of Indemnification Agreement between Digimarc Corporation and each of its executive officers and directors (incorporated by reference to Exhibit 10.19 to Digimarc Corporation's Annual Report on Form 10-K, as filed by Digimarc Corporation with the Securities and Exchange Commission on March 13, 2006 (File No. 000-28317))
*10.7
Employment Agreement, dated as of July 16, 2001, between Digimarc Corporation and Bruce Davis (incorporated by reference to Exhibit 10.1 to Digimarc Corporation's Quarterly Report on Form 10-Q, as filed by Digimarc Corporation with the Securities and Exchange Commission on May 15, 2003 (File No. 000-28317))
*10.8
Form of Change of Control Retention Agreement entered into by and between Digimarc Corporation and each of Messrs. McConnell, Chamness and Stager (incorporated by reference to Exhibit 10.1 to Digimarc Corporation's Current Report on Form 8-K, as filed by Digimarc Corporation with the Securities and Exchange Commission on January 4, 2007 (File No. 000-28317))
*10.9	DMRC Corporation 2008 Incentive Plan(2)
*10.10	Equity Compensation Program for Nonemployee Directors Under the DMRC Corporation 2008 Incentive Plan(2)
99.1	Information Statement of Digimarc Corporation(1)

*
Management contract or compensatory plan or arrangement.

†
The Separation Agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The

  Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

(1)
Filed herewith.

(2)
Previously filed.

(3)
Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this exhibit have been separately filed with the Securities and Exchange Commission.

QuickLinks

Information Required in Registration Statement Cross-Reference Sheet Between the Information Statement and Items of Form 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions, and Director Independence
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Officers and Directors
  Item 13. Financial Statements and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX